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                              METALDYNE CORPORATION
                              (FKA MASCOTECH, INC.)
                            (A DELAWARE CORPORATION)

Subsidiaries as of March 15, 2001*

             NAME                                         JURISDICTION OF
             ----                                  INCORPORATION OR ORGANIZATION
                                                   -----------------------------

MascoTech Saturn Holdings Inc.                                Delaware
Metalync Company LLC                                          Delaware
      Acme Office Group, Inc.                                 New York
      Arrow Specialty Company                                 Delaware
      Cuyam Corporation                                       Ohio
      ER Acquisition Corp.                                    Delaware
      Gruppo Tov Sr.l (80%)                                   Italy
      K.S. Disposition, Inc.                                  Michigan
      K-Tech Mfg., Inc.                                       Delaware
      Masco Industries International Sales, Inc.              Barbados
      MascoTechLux S.a.r.l.                                   Luxembourg
            Metaldyne Europe S.a.r.l.                         Luxembourg
      Metaldyne Europe, Inc.                                  Delaware
            MascoTech GmbH                                    Germany
                  Gruppo Tov Sr.l. (20%)                      Italy
                  H&B Hyprotec Technology OHG                 Germany
                       Anton Bauer GmbH (20%)                 Germany
                  Holzer GmbH & Co. OHG                       Germany
                  Holzer Limited                              United Kingdom
                  Metaldyne Sintered Components               Spain
                   Espana S.L.
                  Neumeyer CR spol s.r.o.                     Czech Republic
                  Neumeyer Fliesspressen GmbH                 Germany
MascoTech European Holdings Inc.                              Delaware
      GLO S.p.A.                                              Italy
Metaldyne Forming Technologies - Fort Wayne, Inc.             Indiana
Metaldyne Services, Inc.                                      Delaware
MascoTech Sintered Components Limited                         United Kingdom
Metaldyne Sintered Components of Indiana, Inc.                Delaware

* Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.


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Metaldyne Sintered Components, Inc.                           Delaware
       MascoTech Sintered Components Holdings,                Mexico
        S. de R.L. de C.V.
              MascoTech Sintered Components                   Mexico
               Services, S.de R.L. de C.V.
              MascoTech Sintered Components                   Mexico
               Mexico, S.A. de C.V.
Metaldyne Tubular Products, Inc.                              Michigan
MASG Disposition, Inc.                                        Michigan
MASX Energy Services Group, Inc.                              Delaware
MTSPC, Inc.                                                   Delaware
NI Wheel, Incorporated                                        Ontario
Plastic Form, Inc.                                            Delaware
Precision Headed Products, Inc.                               Delaware
Simpson Industries, Inc.                                      Michigan
       Simpson Industries, Ltda                               Brazil
       Simpson Industries, S.A. de C.V.                       Mexico
       R.J. Simpson Manufacturing Company                     Canada
       Stahl International, Inc.                              Tennessee
       Simpson Industries, Inc. (FSC)                         Barbados
       R.J. Simpson India Private Limited (51%)               India
       Simpson Sabind Korea Limited (51%)                     India
       Fukoku Simpson Korea Limited (17%)                     Korea
       Simpson U.S. Holding Company                           Michigan
              Simpson International Holdings, B.V.            Netherlands
                     Simpson International Finance,           Netherlands
                     B.V.
                            Simpson Industries                Netherlands
                            International B.V.
                            R.J. Simpson                      Spain
                            International S.L.
                            Simpson International             United Kingdom
                            (UK) Ltd.
                            Simpson International             Germany
                            Deutschland GmbH
                            Simpson International             France
                            Holding S.A.R.L.
                            Simpson International             France
                            France SAS
                            Simpson Techniparts               France
                            SAS

* Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.


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

TriMas Corporation                                            Delaware
       Beaumont Bolt & Gasket, Inc.                           Texas
            Industrial Bolt & Gasket, Inc.                    Louisiana
       Compac Corporation                                     Delaware
            Netcong Investments, Inc.                         New Jersey
       Di-Rite Company                                        Ohio
       Draw-Tite, Inc.                                        Delaware
       Draw-Tite (Canada) Ltd.                                Ontario
       Eskay Screw Corporation                                Delaware
       Fulton Performance Products, Inc.                      Delaware
       Heinrich Stolz GmbH                                    Germany
       Hitch'N Post, Inc.                                     Delaware
       Keo Cutters, Inc.                                      Michigan
       Lake Erie Screw Corporation                            Ohio
       Lamons Metal Gasket Co.                                Delaware
            Canadian Gasket & Supply Inc.                     Canada
            Louisiana Hose & Rubber Co.                       Louisiana
            James Walker J.V. (50%)                           United Kingdom
       Monogram Aerospace Fasteners, Inc.                     Delaware
       NI Foreign Military Sales Corp.                        Delaware
       NI West, Inc.                                          California
       Norris Cylinder Company                                Delaware
       Norris Environmental Services, Inc.                    California
       Norris Industries, Inc.                                California
       Punchcraft Company                                     Michigan
       Reese Products, Inc.                                   Indiana
            TriMas Corporation Pty. Ltd.                      Australia
                  Roof Rack Industries Pty Ltd.               Australia
                      TriMas Industries Pty. Ltd.             Australia
                      Rola Roof Rack Pty. Ltd.                Australia
            Reese Products of Canada Ltd.                     Ontario
       Reska Spline Products, Inc.                            Michigan
       Richards Micro-Tool, Inc.                              Delaware
       Rieke Corporation                                      Indiana
            Rieke Canada Limited                              Canada
            Rieke Corporation (S) Pte Ltd                     Singapore
            Rieke of Indiana, Inc.                            Indiana
            Rieke of Mexico, Inc.                             Delaware
                  Rieke de Mexico, S.A. de C.V.               Mexico
            Rieke Leasing Co., Incorporated                   Delaware
            Rieke Packaging Systems                           Australia
             Australia Pty. Ltd.

* Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.

            Rieke Packaging Systems Brasil Ltda.              Brazil
       TriMas Corporation Limited                             United Kingdom
            The Englass Group Limited                         United Kingdom
            Rieke Packaging Systems Limited                   United Kingdom
                   Top Emballage S.A.                         France
       TriMas Export, Inc.                                    Barbados
       TriMas Fasteners, Inc.                                 Delaware
       TriMas Services Corp.                                  Delaware
W. C. McCurdy Co.                                             Michigan
Wesbar Corporation                                            Wisconsin
       Consumer Products, Inc.                                Wisconsin
Windfall Products, Inc.                                       Pennsylvania
       Windfall Specialty Powders, Inc.                       Pennsylvania
       WIPCO, Inc.                                            Delaware
       Windfall do Brasil Ltda.                               Brazil
       Windfall Foreign Sales Corp.                           Barbados

* Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.


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